EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated December 8, 1999, accompanying the financial statements included in the Annual Report of XATA Corporation on Form 10-KSB, for the year ended September 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Forms S-8 (File No. 33-74148, 33-89222, 33-94006, 333-03670 and
333-28337) and Forms S-3 and amendments (File No. 333-82905).





                                       /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 27, 1999